EXHIBIT NO. 99.8(b)

                         AMENDMENT TO CUSTODIAN CONTRACT

Amendment to Custodian Contract between MFS Institutional Trust, a business trust organized and existing under the laws of The Commonwealth of Massachusetts, having a principal place of business at 500 Boylston Street, Boston, Massachusetts 02116 (hereinafter called the "Trust"), and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (hereinafter called the "Custodian").

WHEREAS: The Trust and the Custodian are parties to a Custodian Contract dated July 26, 1995, as amended (the "Custodian Contract");

WHEREAS: The Trust has established four new series of Shares (MFS Institutional Research Fund, MFS Institutional International Equity Fund, MFS Institutional Mid-Cap Growth Equity Fund and MFS Institutional Core Plus Fixed Income Fund (the "Series")) in addition to the initial series with respect to which it desires to have the Custodian render services as custodian under the terms of the Custodian Contract;

WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto hereby amend the Custodian Contract as follows:

1. Capitalized terms used herein without definition have the meanings ascribed to them in the Custodian Contract.

2. Pursuant to Section 16 of the Custodian Contract, the Trust and the Custodian hereby agree that the Custodian shall render services as custodian under the terms of the Custodian Contract to each Series and that each Series is hereby deemed a "Portfolio" as defined in the Custodian Contract.

3. Also pursuant to Section 16 of the Custodian Contract, the Trust on behalf of each Series has hereby elected to employ the State Street Global Custody Network, becoming a State Street Portfolio subject to Article 3A under the Custodian Contract.

4. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Custodian acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. If this instrument is executed by the Trust on behalf of one or more series of the Trust, the Custodian further acknowledges that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the series on whose behalf the Trust has executed this instrument. If the Trust has executed this instrument on behalf of more than one series of the Trust, the Custodian also agrees that the obligations of each series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Custodian agrees not to proceed against any series for the obligations of another series.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to Custodian Contract to be executed in its name and behalf by its duly authorized representatives and its seal to be hereunder affixed as of the 30th day of November, 1995.

ATTEST:                                     MFS INSTITUTIONAL TRUST

By: KAREN RAY                               By:     A. KEITH BRODKIN
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                                            Title:  CHAIRMAN
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ATTEST:                                     STATE STREET BANK AND TRUST
                                             COMPANY

By: PATRICIA MURRAY                         By:     M. STONE
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                                            Title:
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